UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2012

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35396	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Technology Drive, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2012, ISTA Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and Senju Pharmaceutical Co., Ltd. (“Senju”) executed a Fourth Amendment to Bromfenac License Agreement (the “Fourth Amendment”), which amended the License Agreement, dated as of March 7, 2002, by and between Senju and the Company, as successor in interest to AcSentient, Inc., as amended by the Amendment to Bromfenac License Agreement dated August 13, 2002, the Second Amendment to Bromfenac License Agreement dated May 31, 2006, and the Third Amendment to Bromfenac License Agreement dated February 16, 2010 (as amended, the “License Agreement”). The Fourth Amendment amended the License Agreement with respect to the royalties payable to Senju.

In connection with the Fourth Amendment, and the settlement described below, the Company made a one time payment of $24 million to Senju. As a result, for the first quarter of 2012, the Company will reduce its accrued royalties balance by $33.3 million, resulting in a one time increase to gross profits of $9.3 million. Effective January 1, 2012, royalties payable on BROMDAY have been reduced by approximately one-half. Although the Company views this as having a positive impact to future financial performance in 2012 and 2013, the Company is not updating its 2012 guidance as it is incurring additional expenses relating to the exploration of strategic options.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, which will be filed with the Company’s Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2011.

Item 8.01 Other Events.

On March 26, 2012, the Company issued a press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, announcing that it has settled all issues with Senju that had been in arbitration before the International Chamber of Commerce and has come to an agreement on disputed royalty payments for XIBROM™ and BROMDAY™ (bromfenac ophthalmic solution) 0.09% eye drops. The settlement establishes separate royalty rates for BROMDAY and the Company’s potential new proprietary product, PROLENSA™, maintaining the existing rate for PROLENSA. The dispute concerned the amount of royalties owed after the patent covering XIBROM and BROMDAY expired in 2009.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated March 26, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

March 26, 2012	By:	/s/ Lauren P. Silvernail
Chief Financial Officer and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated March 26, 2012